UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street Suite 302
Phoenix, Arizona		85004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINZ	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan

On June 10, 2026, Trinity Capital Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company, upon recommendation of the Board of Directors of the Company (the “Board of Directors”), approved an amendment to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan, as amended, to increase the total number of shares available for issuance thereunder by 100,000 shares (from 120,000 shares to 220,000 shares).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of such amendment to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of such amendment can be found in “Proposal 5: Approval of the Amendment to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”), which description is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on June 10, 2026, the Company submitted five matters to the vote of its stockholders, each of which is described in detail in the Company’s Proxy Statement. As of the close of business on April 13, 2026, the record date for the Annual Meeting, there were 89,030,050 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the Company’s stockholders at the Annual Meeting is set forth below.

Proposal 1: Election of Directors

The Company’s stockholders re-elected two directors to the Board of Directors to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Name	For	Against	Abstain	Broker Non-Votes
Ronald E. Estes	25,048,579	2,291,232	1,153,238	32,794,620
Michael E. Zacharia	25,112,395	2,221,279	1,159,375	32,794,620

Proposal 2: Ratification of selection of Ernst & Young LLP

The Company’s stockholders approved the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The following vote was taken in connection with this proposal:

For	Against	Abstain
59,435,781	670,658	1,181,230

Proposal 3: Approval, on non-binding and advisory basis, of compensation of named executive officers

The Company’s stockholders approved, on a non-binding and advisory basis, the compensation of the Company’s named executive officers. The following vote was taken in connection with this proposal:

For	Against	Abstain	Broker Non-Votes
25,340,645	1,548,541	1,603,863	32,794,620

Proposal 4: Approval, on non-binding and advisory basis, of the frequency of future non-binding, advisory votes to approve compensation of named executive officers

The Company’s stockholders approved, on a non-binding and advisory basis, the frequency of one year for future non-binding, advisory votes to approve compensation of the Company’s named executive officers. The following vote was taken in connection with this proposal:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
25,569,844	861,720	506,976	1,554,509	32,794,620

Proposal 5: Approval of the amendment to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan

The Company’s stockholders approved a proposal to amend the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan, as amended. The following vote was taken in connection with this proposal:

For	Against	Abstain	Broker Non-Votes
25,353,161	1,509,816	1,630,072	32,794,620

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1*	Amendment No. 2 to the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Capital Inc.

Date:	June 12, 2026	By:	/s/ Sarah Stanton
Sarah Stanton General Counsel, Chief Compliance Officer and Secretary